Exhibit 10.8

CONFORMIS, INC.
NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given as of [Date] (the “Effective Date”) of the following option grant (the “Option”) to purchase shares of the Common Stock of ConforMIS, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2011 Stock Option/Stock Issuance Plan (the “Plan”):

1.       Optionee:

2.       Grant Date:

3.       Vesting Commencement Date:

4.       Exercise Price:

5.       Number of Option Shares:                                     shares of Common Stock

6.       Expiration Date:

7.       Type of Option:  Incentive Stock Option

8.       Option Term.  This Option shall expire on the Expiration Date, unless sooner terminated in accordance with this Notice and the Plan.

9.       Date Exercisable.  [The Option shall be exercisable only for Vested Shares.]

10.    Vesting Schedule.  [All] of the Option Shares shall initially be Unvested Shares.  [1/48 OR 25%] of the Option Shares shall become Vested Shares upon Optionee’s completion of [one month OR one year] of Service to the Company measured from the Vesting Commencement Date.  The balance of the Option Shares shall thereafter become Vested Shares in a series of [47 OR 36] successive equal [monthly] installments upon Optionee’s completion of each additional [month] of Service over the [47 OR 36] month period measured from the [first [month OR year] year anniversary] of the Vesting Commencement Date.  In no event shall any Option Shares vest after Optionee ceases to provide Service to the Company.

11.    Repurchase Rights.  [This Option may not be exercised for any Unvested Shares.  Accordingly, none of the Option Shares shall be subject to the repurchase right set forth in Section 9 of the Purchase Agreement.]

12.    Accelerated Vesting.

(a)           Immediately prior to the effective date of a Change of Control, the Unvested Shares subject to this Option shall become Vested Shares in accordance with and subject to the exceptions described in Article Two, Section III of the Plan. [OR FOR 100% ACCELERATION UPON CHANGE OF CONTROL: Pursuant to Article Two, Section III(E) of the Plan and notwithstanding anything to the contrary in Article Two,

Sections III(A) and (B) of the Plan, the Unvested Shares subject to this Option shall become Vested Shares immediately upon the occurence of a Change of Control.]

(b)           [Specify other acceleration events.]

(c)           This Notice shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

13.    Option Subject to Plan.  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Plan, a copy of which is attached hereto as Exhibit A.  Optionee agrees to be bound by the terms of the Plan.

14.    Stock Purchase Agreement.  Optionee understands and agrees that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B.

15.    Prior Agreements.  This Notice and the Plan together do, and the Stock Purchase Agreement when executed will, constitute the entire agreement and understanding of the Company and Optionee with respect to the terms of the Option and supersede all prior and contemporaneous written or verbal agreements and understandings between Optionee and the Company relating to such subject matter.  Any and all prior agreements, understandings or representations relating to the Option are terminated and cancelled in their entirety and are of no further force or effect.

16.    Limited Transferability.  This Option shall be transferable only to the extent provided in Article Two, Section I(F) of the Plan.

17.    Cessation of Service.  The Option term specified in Section 8 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date pursuant to the provisions set forth in Article Two, Section I(C)(1) of the Plan.  In no event shall the Option be exercisable after the Expiration Date.

18.    Manner of Exercising Option.

(a)           In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons permitted to exercise this Option) must take the following actions:

(i)            Execute and deliver to the Company a Purchase Agreement for the Option Shares for which this Option is exercised;

(ii)           Pay the aggregate Exercise Price for the purchased shares in either of the following forms:

(A)          cash or check made payable to the Company; or

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(B)          a promissory note payable to the Company, but only to the extent authorized by the Plan Administrator in accordance with Article Four, Section I of the Plan;

(iii)          Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option;

(iv)          Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of applicable securities laws; and

(v)           Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the Option exercise.

(b)           Should the Common Stock be registered under Section 12 of the 1934 Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

(i)            in shares of Common Stock (A) held by Optionee (or any other person or persons exercising the Option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and (B) valued at Fair Market Value on the date the Option is exercised; or

(ii)           through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(c)           Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Company in connection with the Option exercise.

(d)           As soon as practical after the date the Option is exercised, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(e)           In no event may this Option be exercised for any fractional shares.

19.    Successors and Assigns.  Except to the extent otherwise provided in Sections 12 and 16, the provisions of this Notice shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Notice or agreed in writing to join herein and be bound by the terms hereof.

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20.    Notices.  Any notice required to be given or delivered to the Company under the terms of this Notice shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature on the signature page to this Notice.  All notices shall be deemed effective upon personal delivery or on the third day following deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

21.    Construction.  This Notice and the Option evidenced hereby are made and granted pursuant to the Plan, which is incorporated herein by reference.  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Notice, the terms and conditions of the Plan shall prevail.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Notice shall be conclusive and binding on all persons having an interest in this Option.

22.    Governing Law.  The interpretation, performance and enforcement of this Notice shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction.

23.    Stockholder Approval.  If the Option Shares covered by this Notice exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this Option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.  The inability of the Company to obtain stockholder approval shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

[24.   Additional Terms Applicable to an Incentive Option.  The following terms and conditions shall also apply to the Option:

(a)           The Option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) the Option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or Disability or (ii) more than 12 months after the date Optionee ceases to be an Employee by reason of Disability.

(b)           The Option shall not become exercisable as an Incentive Option in any calendar year if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which the Option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate.  To the extent the exercisability of the Option is limited by reason of the foregoing provision, the portion of the

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Option so limited shall become exercisable as a Non-Statutory Option pursuant to Article Two, Section II(D) of the Plan.

(c)           Should Optionee hold, in addition to the Option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as the Option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied to the option granted second.]

25.    Definitions.  All capitalized terms used in this Notice shall have the meanings set forth in the Plan or as follows:

(a)           “Exercise Price” shall mean the exercise price payable per Option Share as specified in Section 4.

(b)           “Expiration Date” shall mean the close of business on the date on which the option expires as specified in Section 6.

(c)           “Grant Date” shall mean the date of grant of the Option as specified in Section 2.

(d)           “Notice” shall mean this Notice of Grant of Stock Option.

(e)           “Option Shares” shall mean the shares of Common Stock subject to this Option as specified in Section 5.

(f)            “Optionee” shall mean the person to whom this Option is granted as specified in Section 1.

(g)           “Purchase Agreement” shall mean the Stock Purchase Agreement in substantially the form of Exhibit B hereto.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Notice of Grant of Stock Option as of the Effective Date.

CONFORMIS, INC.
A Delaware corporation

By:

Name:

Title:

OPTIONEE

By:
[Name of Optionee]

Address:

Email:

Telephone:

Facsimile:

SPOUSAL CONSENT

Optionee’s spouse indicates by execution of this Notice of Grant of Stock Option such spouse’s consent to be bound by the terms thereof as to such spouse’s interests, whether as community property or otherwise, if any, in the Option granted hereunder, and in any Option Shares purchased upon exercise of such Option.

Optionee’s Spouse (if applicable)
[Please mark “N/A” if not applicable]

EXHIBIT A

2011 STOCK OPTION/STOCK ISSUANCE PLAN

CONFORMIS, INC.
2011 STOCK OPTION/STOCK ISSUANCE PLAN

ARTICLE ONE
GENERAL PROVISIONS

I.                                        PURPOSE OF THE PLAN

This Plan shall serve as the successor to the Predecessor Plan.  This Plan is intended to promote the interests of the Company, by providing eligible persons employed by or serving the Company or any Subsidiary or Parent with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to continue in such employ or service.

Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.                                   STRUCTURE OF THE PLAN

A.            The Plan shall be divided into two separate equity programs:

(1)           the Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

(2)           the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Company (or any Parent or Subsidiary).

B.            The provisions of Articles One and Four shall apply to both equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III.                              ADMINISTRATION OF THE PLAN

A.            The Board shall administer the Plan.  However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee.  Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.  The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

B.            The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options or stock issuances thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option grant or stock issuance thereunder.

C.            The Plan Administrator shall have full authority to determine, (1) with respect to the grants made under the Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding, and (2) with respect to stock issuances made under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when those issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration to be paid by the Participant for such shares.  Each option grant or stock issuance approved by the Plan Administrator shall be evidenced by the appropriate documentation.

IV.                               ELIGIBILITY

A.            The persons eligible to participate in the Plan are as follows:

(1)           Employees,

(2)           members of the Board and the members of the board of directors of any Parent or Subsidiary, and

(3)           independent contractors who provide services to the Company (or any Parent or Subsidiary).

V.                                    STOCK SUBJECT TO THE PLAN

A.            The shares issuable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock.  The maximum number of shares of Common Stock that may be issued and outstanding or subject to options outstanding under the Plan shall not exceed 13,260,484(1) shares.  All of such shares may be issued in the form of Incentive Options.  Such reserve includes the shares of Common Stock remaining for issuance under the Predecessor Plan on the Plan Effective Date.

B.            Shares of Common Stock subject to outstanding options (including options transferred to this Plan from the Predecessor Plan) shall be available for subsequent issuance under the Plan to the extent (1) the options expire or terminate for any reason prior to exercise in full or (2) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two.  Unvested Shares issued under the Plan and subsequently repurchased by the Company, at a price per share not greater than the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall

(1)  9,860,484 shares of Common Stock were initially reserved for issuance under this Plan by the Board on February 10, 2011.  The number of shares reserved for issuance under this Plan was increased from 9,860,484 to 11,860,484 shares of Common Stock by the Board on March 27, 2012 and further increased from 11,860,484 to 13,260,484 shares of Common Stock by the Board on July 2, 2013.

accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan.

C.            Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (1) the maximum number and/or class of securities issuable under the Plan and (2) the number and/or class of securities and the exercise price per share in effect under each outstanding option (including options transferred to this Plan from the Predecessor Plan) in order to prevent the dilution or enlargement of benefits thereunder.  The adjustments determined by the Plan Administrator shall be final, binding and conclusive.  In no event shall any such adjustments be made in connection with the conversion of one or more outstanding shares of the Company’s preferred stock into shares of Common Stock.

D.            The grant of options or the issuance of shares of Common Stock under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE TWO
OPTION GRANT PROGRAM

I.                                        OPTION TERMS

A.            Exercise Price.

(1)           The Plan Administrator shall fix the exercise price per share.  However, (a) if the option is granted to a Ten Percent Stockholder, the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the date the option is granted and (b) if the option is granted to an Optionee who is not a Ten Percent Stockholder, the exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the option is granted.

(2)           The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Four and the documents evidencing the option, be payable in cash or check made payable to the Company.  Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the exercise price (and any applicable withholding taxes) may also be paid as follows:

(a)           in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(b)           to the extent the option is exercised for Vested Shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions (i) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Company by reason of such exercise and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B.            Exercise and Term of Options.  Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option grant.  However, no option shall have a term in excess of 10 years measured from the option grant date.

C.            Effect of Termination of Service.

(1)           The following provisions shall govern the exercise of any options granted to the Optionee that remain outstanding at the time the Optionee’s Service ceases:

(a)           Should the Optionee cease to provide Service to the Company for any reason other than the Optionee’s death, Disability or Misconduct, then each option shall be exercisable for the number of Option Shares which were Vested Shares at the time Optionee ceases to provide Service and shall remain exercisable until the earlier of (i) the close of business on the three month anniversary of the date the Optionee ceases to provide Service to the Company or (ii) the expiration date of the option.

(b)           Should the Optionee cease to provide Service to the Company by reason of the Optionee’s death or Disability, then each option shall be exercisable for the number of Option Shares which were Vested Shares at the time Optionee ceases to provide Service and shall remain exercisable until the earlier of (i) the close of business on the 12 month anniversary of the date the Optionee ceases to provide Service to the Company or (ii) expiration date of the option.

(c)           No additional vesting will occur after the date the Optionee ceases to provide Service to the Company, and the option shall immediately terminate on such date with respect to the Unvested Shares.  Upon the expiration of any post-Service exercise period or (if earlier) upon the expiration date of the term of the option, the option shall terminate with respect to the Vested Shares.

(d)           Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct, then each outstanding option shall terminate immediately with respect to all shares.

(2)           The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(a)           extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service for such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option, and/or

(b)           permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of Vested Shares for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D.            Stockholder Rights.  The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become the recordholder of the purchased shares.

E.            Unvested Shares.  The Plan Administrator shall have the discretion to grant options that are exercisable for Unvested Shares.  Should the Optionee’s Service cease while the shares issued upon the early exercise of the Optionee’s option are still Unvested Shares, the Company shall have the right to repurchase any or all of those Unvested Shares at the lower of (1) the exercise price paid per share or (2) the Fair Market Value per share on the date the Optionee’s Service ceased.  Once the Company exercises its repurchase right, the Optionee shall have no further stockholder rights with respect to those shares.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.             Limited Transferability of Options.  An Incentive Option shall be exercisable only by the Optionee during his or her lifetime and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee’s death.  A Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s family (as defined in Rule 701 promulgated by the Securities and Exchange Commission) or to a trust established exclusively for one or more such family members or to the Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Non-Statutory Option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.  Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under the Plan, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

G.            Limits on Grants for Qualified Performance-Based Compensation.  The Company may not issue options covering in the aggregate more than 2,500,000 shares of Common Stock ((1) appropriately adjusted for stock splits, subdivisions, combinations, consolidations and the like with respect to the Common Stock and (2) proportionately adjusted for any increase or decrease in the maximum number of shares of Common Stock that may be issued and outstanding or subject to options outstanding under the Plan) to any one participant in any calendar year.

II.                                   INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options.  Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section II.

A.            Eligibility.  Incentive Options may only be granted to Employees.

B.            Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed $100,000.  To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C.            Failure to Qualify as Incentive Option.  To the extent that any option governed by this Plan does not qualify as an Incentive Option by reason of the dollar limitation described in Section II.B. of this Article Two or for any other reason, such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

D.            Ten Percent Stockholder.  If any Employee to whom an Incentive Option is granted is a Ten Percent Stockholder, then the option term shall not exceed five years measured from the date the option is granted and the exercise price shall not be less than 110% of the Fair Market Value of the Common Stock on the grant date.

III.                              CHANGE OF CONTROL

A.            The shares subject to each option outstanding under the Plan at the time of a Change of Control shall automatically become Vested Shares, and each such option shall, immediately prior to the effective date of the Change of Control, become exercisable for all of the shares of Common Stock at the time subject to that option.  However, the shares subject to an outstanding option shall not become Vested Shares on an accelerated basis if and to the extent: (1) such option is assumed by the successor corporation (or parent thereof), an equivalent option or right is substituted by such successor corporation (or parent thereof), or such option otherwise continues in full force and effect pursuant to the terms of the Change of Control transaction; (2) such option is to be replaced with a cash incentive program of the Company or any successor corporation which preserves the spread existing on the unvested option shares at the time of the Change of Control and provides for subsequent payout of that spread in accordance with the same vesting schedule applicable to those unvested option shares; or (3) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B.            All outstanding repurchase rights under the Option Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, in the event of any Change of Control, except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change of Control transaction, (2) the property (including cash payments) issued with respect to Unvested Shares is to be held in escrow and released in accordance with the vesting schedule in effect for the Unvested Shares pursuant to the Change of Control transaction or (3) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C.            Immediately following the consummation of the Change of Control, all outstanding options shall terminate, except to the extent assumed by the successor corporation (or parent thereof), substituted with an equivalent option or right by such successor corporation (or parent thereof), or otherwise continued in effect pursuant to the terms of the Change of Control transaction.

D.            Each option that is assumed in connection with a Change of Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change of Control, had the option been exercised immediately prior to such Change of Control.  Appropriate adjustments shall also be made to (1) the number and class of securities available for issuance under the Plan following the consummation of such Change of Control and (2) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.  To the extent the holders of the Common Stock receive cash consideration for their Common Stock in consummation of the Change of Control, the successor corporation may, in connection with the assumption of the outstanding options under this Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change of Control.

E.            The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while such option remains outstanding, to structure one or more options so that the options shall become immediately exercisable and some or all of the shares subject to those options shall automatically become Vested Shares (and some or all of the repurchase rights of the Company with respect to the Unvested Shares subject to those options shall immediately terminate) upon the occurrence of a Change of Control or other specified event, or the Optionee’s Involuntary Termination within a designated period following a specified event.  In addition, the Plan Administrator may provide that the Company’s outstanding repurchase rights with respect to some or all of the shares held by the Optionee at the time of a Change of Control or other specified event, or the Optionee’s Involuntary Termination following a specified event, shall immediately terminate on an accelerated basis, and the shares subject to those terminated rights shall become Vested Shares at that time.

F.             The portion of any Incentive Option accelerated in connection with a Change of Control shall remain exercisable as an Incentive Option only to the extent the applicable $100,000 limitation set forth in Section II.B. of Article Two is not exceeded.

To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

IV.                               CANCELLATION AND REGRANT OF OPTIONS

The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan (including options transferred to this Plan from the Predecessor Plan) and to grant in substitution therefor new options covering the same or different number of shares of Common Stock.

ARTICLE THREE
STOCK ISSUANCE PROGRAM

I.                                        STOCK ISSUANCE TERMS

A.            Purchase Price.

(1)           The Plan Administrator shall fix the purchase price per share.  However, in all cases, the purchase price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of issuance.

(2)           Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration, which the Plan Administrator may deem appropriate in each individual instance:

(a)           cash or check made payable to the Company,

(b)           past services rendered to the Company (or any Parent or Subsidiary), or

(c)           a promissory note to the extent permitted by Section I of Article Four.

B.            Vesting Provisions.

(1)           Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be Vested Shares or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives.

(2)           Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s Unvested Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration shall be issued subject to (a) the same vesting requirements applicable to the

Participant’s Unvested Shares treated as if acquired on the same date as the Unvested Shares and (b) such escrow arrangements as the Plan Administrator shall deem appropriate.

(3)           The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

(4)           Should the Participant cease to remain in Service while holding one or more Unvested Shares issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such Unvested Shares, then the Company shall have the right to repurchase the Unvested Shares at the lower of (a) the purchase price paid per share or (b) the Fair Market Value per share on the date Participant’s Service ceased or the performance objective where not attained.  The terms upon which such repurchase right shall be exercisable shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

(5)           The Plan Administrator may in its discretion waive the surrender and cancellation of one or more Unvested Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to those shares.  Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s Service ceases or he or she attains the applicable performance objectives.

II.                                   CHANGE OF CONTROL

A.            Upon the occurrence of a Change of Control, all outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, except to the extent: (1) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continued in effect pursuant to the terms of the Change of Control transaction, (2) the property (including cash payments) issued with respect to the Unvested Shares is held in escrow and released in accordance with the vesting schedule in effect for the Unvested Shares pursuant to the terms of the Change of Control transaction, or (3) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

B.            The Plan Administrator shall have the discretionary authority, exercisable either at the time the Unvested Shares are issued or any time while the Company’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate in whole or in part on an accelerated basis, and some or all of the shares of Common Stock subject to those terminated rights shall immediately become Vested Shares, in the event of a Change of Control or other event or the Participant’s Service is terminated by reason of an Involuntary Termination within a designated period following a Change of Control or any other specified event.

ARTICLE FOUR
MISCELLANEOUS

I.                                        FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments and secured by the purchased shares.  In no event may the maximum credit available to the Optionee or Participant exceed the sum of (A) the aggregate option exercise price or purchase price payable for the purchased shares (less the par value of those shares) plus (B) any applicable income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

II.                                   FIRST REFUSAL RIGHTS

The Company shall have the right of first refusal with respect to any proposed disposition by the Optionee or Participant (or any successor in interest) of any shares of Common Stock issued under the Plan.  Such right of first refusal shall be exercisable and lapse in accordance with the terms established by the Plan Administrator and set forth in the document evidencing such right.

III.                              SHARE ESCROW/LEGENDS

Unvested Shares may, in the Plan Administrator’s discretion, be held in escrow by the Company until the Unvested Shares vest or may be issued directly to the Participant or Optionee with restrictive legends on the certificates evidencing the fact that the Participant or Optionee does not have a vested right to them.

IV.                               EFFECTIVE DATE AND TERM OF PLAN

A.            The Plan is effective as of the Plan Effective Date, but no option granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Company’s stockholders approve the Plan.  If such stockholder approval is not obtained within 12 months after the date of the Board’s adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued under the Plan.  Subject to such limitation, the Plan Administrator may grant options and issue shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

B.            The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date.  All options outstanding under the Predecessor Plan on the Plan Effective Date shall be transferred to the Plan at that time and shall be treated as outstanding options under the Plan.  However, each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options with respect to their acquisition of shares of Common Stock.

C.            One or more provisions of the Plan may, in the Plan Administrator’s discretion, be extended to one or more options transferred from the Predecessor Plan.

D.            The Plan shall terminate upon the earlier of (1) 10 years after the Plan Effective Date or (2) termination of the Plan by the Board.  All options and unvested stock issuances outstanding at the time of the termination of the Plan shall continue in effect in accordance with the provisions of the documents evidencing those options or issuances.

V.                                    AMENDMENT OR TERMINATION OF THE PLAN

A.            The Board shall have complete and exclusive power and authority to amend or terminate the Plan or any awards made thereunder in any or all respects.  However, no such amendment or termination shall adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or termination.  In addition, certain amendments, including amendments that increase the share reserve or change the class of individuals eligible to receive grants pursuant to the Plan, may require stockholder approval pursuant to applicable laws and regulations.

B.            Options may be granted under the Option Grant Program and shares may be issued under the Stock Issuance Program which are in each instance in excess of the number of shares of Common Stock then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan.  If such stockholder approval is not obtained within 12 months after the date the first such excess grants or issuances are made, then (1) any unexercised options granted on the basis of such excess shares shall terminate and (2) the Company shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled.

VI.                               USE OF PROCEEDS

Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for any corporate purpose.

VII.                          WITHHOLDING

The Company’s obligation to deliver shares of Common Stock upon the exercise of any options granted under the Plan or upon the issuance or vesting of any shares issued under the

Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

VIII.                     REGULATORY APPROVALS

A.            The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock upon the exercise of any option or under the Stock Issuance Program shall be subject to (1) the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it and (2) compliance by the Company and each Optionee and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any applicable stock exchange or quotation system on which the Common Stock may be traded at the time of such exercise and issuance.

B.            The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the granting of any options under the Plan and the issuance of any shares of Common Stock upon the exercise of any option or under the Stock Issuance Program shall relieve the Company of any liability with respect to the non-grant of any option or the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.

IX.                               NO EMPLOYMENT OR SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

X.                                    FINANCIAL INFORMATION

The Company shall deliver a balance sheet and an income statement at least annually to each Optionee and Participant, unless such individual is a key Employee whose duties in connection with the Company (or any Parent or Subsidiary) assure such individual access to equivalent information.

XI.                               SHARE RESERVE

The maximum number of shares of Common Stock that may be issued over the term of the Plan together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company shall not exceed 30% of the then outstanding shares (on an as if converted basis) of the Company unless a percentage higher than 30% is approved by at least 2/3 of the outstanding shares of the Company entitled to vote on such matter.

XII.                          CODE SECTION 409A

This Plan is intended to comply with Code Section 409A and shall be construed and interpreted in accordance therewith.  Options granted or stock issued under this Plan shall be treated in a manner that will comply with Code Section 409A, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).  Any provision of this Plan that would cause an option grant or stock issuance or any other issuance or distribution under this Plan to fail satisfy Code Section 409A shall have no force or effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

Notwithstanding the foregoing, nothing herein shall create any obligation or liability of the Company to any Optionee or Participant should any option grant or stock issuance or other issuance or distribution fail to satisfy Code Section 409A.  The Company makes no representations or warranties to any Optionee or Participant with respect to any determination by the Company or any agent of the Company regarding the fair market value of the Company’s stock relating to the making or administration of any option grant or stock issuance or any other issuance or distribution under this Plan.

XIII.                     DEFINITIONS

The following definitions shall be in effect under the Plan:

A.            “Board” shall mean the Company’s Board of Directors.

B.            “Change of Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(1)           a stockholder-approved merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Company’s outstanding securities become beneficially owned, directly or indirectly, by a person or related group of persons (other than a person or related group of persons that, immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company);

(2)           a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets to any person or related group of persons (other than a person or related group of persons that, immediately prior to such transaction, directly or indirectly controlled, was controlled by, or was under common control with, the Company); or

(3)           the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13-d3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities from a person or persons other than the Company.

In no event shall any public offering of the Company’s securities be deemed to constitute a Change of Control.

C.            “Code” shall mean the Internal Revenue Code of 1986, as amended.

D.            “Committee” shall mean a committee of one or more Board members appointed by the Board to exercise one or more administrative functions under the Plan.

E.            “Common Stock” shall mean the Company’s common stock.

F.             “Company” shall mean ConforMIS, Inc., a Delaware corporation, or the successor to all or substantially all of the assets or the voting stock of ConforMIS, Inc. if such successor has assumed the Plan.

G.            “Disability” shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more.

H.            “Employee” shall mean an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.             “Exercise Date” shall mean the date on which the option has been exercised in accordance with the applicable option documentation.

J.             “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(1)           If the Common Stock is at the time listed on the Nasdaq Stock Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq Stock Market and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(2)           If the Common Stock is at the time listed on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(3)           If the Common Stock is at the time neither listed on any stock exchange or the Nasdaq Stock Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

K.            “Incentive Option” shall mean an option that satisfies the requirements of Code Section 422.

L.            “Involuntary Termination” shall mean the termination of the Service of any individual which occurs by reason of:

(1)           such individual’s involuntary dismissal or discharge by the Company (or any Parent or Subsidiary) for reasons other than Misconduct, or

(2)           such individual’s voluntary resignation within 30 days following (A) a change in his or her position with the Company (or any Parent or Subsidiary) which materially reduces his or her duties and responsibilities, (B) a reduction in his or her base salary by more than 15%, unless the base salaries of all similarly situated individuals are reduced by the Company or any Parent or Subsidiary employing the individual, or (C) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

M.           “Misconduct” shall mean:

(1)           the individual’s financial dishonesty, including, without limitation, misappropriation or embezzlement of the funds or property of the Company or any Parent or Subsidiary, falsification of any documents or records of the Company or any Parent or Subsidiary or any knowing attempt by the individual to take any business or business opportunities of the Company or any Parent or Subsidiary without the informed, written approval of the Board;

(2)           the individual’s improper use or disclosure of the confidential or proprietary information of the Company or any Parent or Subsidiary;

(3)           any action by the individual that is intended to have a detrimental effect, or actually has a material detrimental effect, on the reputation or business of the Company or any Parent or Subsidiary;

(4)           the individual’s failure or inability to perform any reasonable assigned duties for the Company or any Parent or Subsidiary after such company has provided the individual adequate notice of, and has given the individual a reasonable opportunity to cure, such failure or inability;

(5)           the individual’s performance of reasonable assigned duties in a reckless or intentionally poor manner or with bad faith;

(6)           any breach by the individual of any material term contained in his or her employment or other agreement, if any, between the individual and the Company, any Parent or Subsidiary, which breach is not cured pursuant to the terms of such agreement;

(7)           the individual’s conviction (including any plea of guilty or nolo contendere) of any felony, any misdemeanor involving dishonesty or fraud, or any other criminal act that impairs or could impair the individual’s ability to perform his or her duties, or

(8)           the individual’s violation of the material written policies, including, without limitation, policies on equal employment opportunity and prohibition of unlawful harassment, of the Company or any Parent or Subsidiary.

The foregoing definition shall not in any way preclude or restrict the right of the Company (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Company (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

N.            “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

O.            “Non-Statutory Option” shall mean an option that does not satisfy the requirements of Code Section 422.

P.             “Option Grant Program” shall mean the option grant program in effect under the Plan.

Q.            “Optionee” shall mean any person to whom an option is granted under the Plan.

R.            “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

S.             “Participant” shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

T.            “Plan” shall mean this ConforMIS, Inc. 2011 Stock Option/Stock Issuance Plan, as set forth in this document.

U.            “Plan Administrator” shall mean either the Board or the Committee acting in its capacity as administrator of the Plan.

V.            “Plan Effective Date” shall mean February 10, 2011, the date the Board adopted the Plan.

W.           “Predecessor Plan” shall mean the 2004 Stock Option Plan, which was terminated on the Plan Effective Date.

X.            “Service” shall mean the provision of services to the Company (or any Parent or Subsidiary) by a person in the capacity of an Employee, a member of the board of directors or an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

Y.            “Short Term Federal Rate” shall mean the federal short-term rate in effect under Section 1274(d) of the Code for the period the shares were held in escrow.

Z.            “Stock Issuance Agreement” shall mean the agreement entered into by the Company and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

AA.         “Stock Issuance” Program shall mean the stock issuance program in effect under the Plan.

BB.         “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC.         “Ten Percent Stockholder” shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary).

DD.         “Unvested Shares” shall mean shares of Common Stock have not vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are subject to the Company’s repurchase right.

EE.          “Vested Shares” shall mean shares of Common Stock which have vested in accordance with the vesting schedule applicable to those shares or any special vesting acceleration provisions and which are no longer subject to the Company’s repurchase right.

EXHIBIT B

STOCK PURCHASE AGREEMENT

CONFORMIS, INC.

STOCK PURCHASE AGREEMENT

1.       Optionee:

2.             Effective Date:

3.             Exercise Price:  $                     per share

4.             Purchased Shares:                       shares of Common Stock

5.             Grant Date of Option:

6.             Exercise of Option.

(a)           Exercise.  Optionee hereby purchases the Purchased Shares at the Exercise Price pursuant to the exercise of that certain option (the “Option”) granted to Optionee as of the Grant Date pursuant to the 2011 Stock Option/Stock Issuance Plan (the “Plan”) of ConforMIS, Inc., a Delaware corporation (the “Company”).

(b)           Payment.  Concurrently with the delivery of this Agreement to the Company, Optionee shall pay the aggregate Exercise Price for all of the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.  If any of the Purchased Shares are Unvested Shares, the Optionee has shall also deliver to the Company a duly-executed blank Assignment Separate from Certificate in the form satisfactory to the Company.

(c)           Stockholder Rights.  Until such time as the Company exercises the Repurchase Right or the First Refusal Right, Optionee (or any successor in interest) shall have all stockholder rights (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions imposed by this Agreement.

7.             Securities Law Compliance.

(a)           Restricted Securities.  The Purchased Shares have not been registered under the 1933 Act and are being issued to Optionee in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act or SEC Rule 504, 505, 506 or 701.  Optionee hereby confirms that Optionee has been informed that the Purchased Shares are restricted securities under the 1933 Act and may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available.  Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that SEC Rule 144 issued under the 1933 Act which exempts certain resales of unrestricted securities is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the 1933 Act.

(b)           Restrictions on Disposition of Purchased Shares.

(i)            Optionee shall make no disposition of the Purchased Shares (other than a Permitted Transfer) unless and until there is compliance with all of the following requirements:

(A)          Optionee shall have provided the Company with a written summary of the terms and conditions of the proposed disposition.

(B)          Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares.

(C)          Optionee shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (1) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (2) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

(ii)           The Company shall not be required (A) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Agreement or (B) to treat as the owner of the Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

(c)           Restrictive Legends.  The stock certificates representing the Purchased Shares shall be endorsed with one or more of the following restrictive legends:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (I) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, (II) IN COMPLIANCE WITH RULE 144, OR (III) PURSUANT TO AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

THE SECURITIES REPRESENTED HEREBY (I) ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION WITH RESPECT TO THE TRANSFER OF SUCH SECURITIES AND (II) MAY BE SUBJECT TO A RIGHT TO REPURCHASE SUCH SECURITIES UNDER CERTAIN CIRCUMSTANCES, PURSUANT TO AN AGREEMENT BY AND BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER OF SUCH SECURITIES.  A COPY OF

THAT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A RESTRICTION ON TRANSFER FOR A PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT UNDER THE ACT FOR AN OFFERING OF THE CORPORATION’S SECURITIES PURSUANT TO AN AGREEMENT BY AND BETWEEN THE CORPORATION AND THE ORIGINAL PURCHASER OF SUCH SECURITIES.  A COPY OF THAT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

(d)           Representations, Warranties, Covenants, and Acknowledgments of Optionee.  The Optionee hereby represents, warrants, covenants, acknowledges, and agrees that:

(i)            Investment.  Optionee is acquiring the Purchased Shares for Optionee’s own account, and not for the account of any other person.  Optionee is acquiring the Purchased Shares for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(ii)           Business Experience.  Optionee is capable of evaluating the merits and risks of Optionee’s investment in the Company evidenced by the purchase of the Purchased Shares.

(iii)          Relation to Company.  Optionee is presently an officer, director, or employee of, or independent contractor to, the Company and in such capacity has become personally familiar with the business, affairs, financial condition, and results of operations of the Company.

(iv)          Access to Information.  Optionee has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition, and results of operations of the Company.  Optionee has had access to such financial and other information as is necessary in order for Optionee to make a fully informed decision as to investment in the Company by way of purchase of the Purchased Shares, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Optionee has had access.  Optionee acknowledges that all financial information concerning the Company that has been or will be provided to Optionee is confidential and proprietary information of the Company and is subject to the obligation of confidentiality and other restrictions and limitations and use and disclosure.

(v)           Speculative Investment.  Optionee’s investment in the Company represented by the Purchased Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part.  The amount of such investment is within Optionee’s risk capital means and is not so great in relation to Optionee’s total financial resources as would jeopardize the personal financial needs of Optionee or Optionee’s family in the event such investment were lost in whole or in part.

(vi)          Public Trading.  None of the Company’s securities is presently publicly traded, and the Company has made no representation, covenant, or agreement as to whether there will be a public market for any of its securities.

(vii)         Tax Advice.  The Company has not made, and does not pursuant to this Agreement make, any warranties or representations to Optionee with respect to the income tax consequences of the transactions contemplated by this Agreement and Optionee is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

8.             Transfer Restrictions.

(a)           Restriction on Transfer.  Except for any Permitted Transfer, (i) Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Unvested Shares and (ii) Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Vested Shares in contravention of the First Refusal Right, the Market Stand-Off or the transfer restrictions set forth in Section 7.

(b)           Transferee Obligations.  Each person (other than the Company) to whom the Purchased Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (i) the Repurchase Right (if applicable), (ii) the First Refusal Right, (iii) the Market Stand-Off and (iv) the transfer restrictions set forth in Section 7, to the same extent such shares would be so subject if retained by Optionee.

(c)           Market Stand-Off.

(i)            In connection with the Company’s initial public offering and any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the 1933 Act within two years after the effective date of the Company’s initial public offering, Owner shall not sell, make any short sale of, hedge with, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Vested Shares without the prior written consent of the Company or its underwriters (the “Market Stand-Off”).  The Market Stand-Off shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Company or such underwriters; provided, however, that such period shall not exceed 180 days.

(ii)           Any new, substituted or additional securities that are by reason of any Recapitalization or Reorganization distributed with respect to Vested Shares shall be immediately subject to the Market Stand-Off.

(iii)          In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to Vested Shares until the end of the applicable stand-off period.

9.             Repurchase Right.

(a)           Grant.  The Company shall have the right (the “Repurchase Right”) to repurchase, at the Repurchase Price, any or all of the Purchased Shares which are Unvested Shares at the time Optionee ceases to provide Service to the Company.

(b)           Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to each Owner of the Unvested Shares at any time during the 90 day period following the date Optionee ceases for any reason to provide Service to the Company or (if later) during the 90 day period following the execution date of this Agreement.  The notice shall indicate the number of Unvested Shares to be repurchased, the Repurchase Price to be paid, and the date on which the repurchase is to be effected, such date to be not more than 90 days following the execution date of this Agreement.  The stock certificates representing the Unvested Shares to be repurchased shall be delivered to the Company on the closing date specified for the repurchase.  Concurrently with the receipt of such stock certificates, the Company shall pay to Owner, in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the aggregate Repurchase Price for the Unvested Shares which are to be repurchased from Owner.

(c)           Termination of the Repurchase Right.  The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under Section 9(b).  In addition, the Repurchase Right shall terminate and cease to be exercisable as and when the Purchased Shares become Vested Shares.  All Vested Shares shall, however, continue to be subject to (i) the First Refusal Right, (ii) the Market Stand Off and (iii) the transfer restrictions set forth in Sections 7 and 8.

(d)           Aggregate Vesting Limitation.  If the Option is exercised in more than one increment so that Optionee is a party to other stock purchase agreements (the “Prior Purchase Agreements”) which are executed prior to the date of this Agreement, then the total number of Purchased Shares as to which Optionee shall be deemed to have a fully-vested interest under this Agreement and all Prior Purchase Agreements shall not exceed in the aggregate the number of Purchased Shares in which Optionee would otherwise at the time be vested, in accordance with the Vesting Schedule, had all the Purchased Shares (including those acquired under the Prior Purchase Agreements) been acquired exclusively under this Agreement.

(e)           Recapitalization.  Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Right and any escrow requirements hereunder.  Appropriate adjustments to reflect such distribution shall be made to the number and/or class of Unvested Shares subject to this Agreement.  In addition, for purposes of determining the Repurchase Price, appropriate adjustments shall be made to the Exercise Price in order to reflect the effect of any such

Recapitalization upon the Company’s capital structure; provided, however, that the aggregate Exercise Price shall remain the same.

(f)            Change of Control.

(i)            The Repurchase Right shall automatically terminate in its entirety, and all Unvested Shares shall become Vested Shares, upon the consummation of a Change of Control in accordance with Article Two, Section III of the Plan, or as otherwise set forth in the Grant Notice.

(ii)           To the extent the Repurchase Right remains in effect following a Change of Control, such right shall apply to any new securities or other property (including any cash payments) received in exchange for the Unvested Shares in consummation of the Change of Control.  For purposes of determining the Repurchase Price, appropriate adjustments shall be made to the Exercise Price to reflect the effect (if any) of the Change of Control upon the Company’s capital structure; provided, however, that the aggregate Exercise Price shall remain the same.  The new securities or other property (including any cash payments) issued or distributed with respect to the Unvested Shares in consummation of the Change of Control shall be immediately deposited in escrow with the Company (or the successor entity) and shall not be released from escrow until Optionee vests in such securities or other property in accordance with the Vesting Schedule.

10.          Right of First Refusal.

(a)           Grant.  The Company shall have the right of first refusal (the “First Refusal Right”) exercisable in connection with any proposed transfer of Vested Shares.  For purposes of this Section 10, the term “transfer” shall include any sale, assignment, pledge, encumbrance or other disposition of Vested Shares intended to be made by Owner, but shall not include any Permitted Transfer.

(b)           Notice of Intended Disposition.  In the event any Owner of Vested Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (Vested Shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Owner shall promptly (i) deliver to the Company written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections 7 and 8.

(c)         Exercise of the First Refusal Right.  The Company shall have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents.  Such right shall be exercisable by delivery of written notice (the “Exercise Notice”) to Owner prior to the 25th day following the Company’s receipt of the Disposition Notice.  The Company shall effect the repurchase of such shares, including payment of the purchase price, not more than 10 business days after delivery of the Exercise Notice; and at such time the stock certificates representing the Target Shares shall be delivered to the Company.  If less than all of the Target Shares are purchased, the Company shall issue a new stock certificate to the Owner representing the remaining Target Shares.  Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.  If Owner and the Company cannot agree on such cash value within 10 days after the Company’s receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Company or, if they cannot agree on an appraiser within 20 days after the Company’s receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.  Owner and the Company shall share the cost of such appraisal equally.  The closing shall then be held on the later of (i) the fifth business day following delivery of the Exercise Notice or (ii) the fifth business day after such valuation shall have been made.

(d)           Non-Exercise of the First Refusal Right.  In the event the Exercise Notice is not given to Owner prior to the expiration of the 25 day exercise period or the Company does not purchase all of the Target Shares, Owner shall have a period of 30 days thereafter in which to sell or otherwise dispose of the Target Shares (or portion thereof not purchased by the Company) to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Sections 7 and 8.  The third-party offeror shall acquire the Target Shares subject to the First Refusal Right and the provisions and restrictions of Sections 7 and 8, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such First Refusal Right and the provisions and restrictions of Sections 7 and 8.  In the event Owner does not effect such sale or disposition of the Target Shares within the specified 30 day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

(e)           Recapitalization/Reorganization.

(i)            Any new, substituted or additional securities or other property that is by reason of any Recapitalization distributed with respect to Vested Shares shall be immediately subject to the First Refusal Right.

(ii)           In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for Vested Shares in consummation of the Reorganization and shall apply to the remaining Unvested Shares as and when they become Vested Shares.

(f)            Lapse.  The First Refusal Right shall lapse upon the earlier to occur of (i) a firm commitment underwritten public offering, pursuant to an effective registration statement under the 1933 Act, covering the offer and sale of the Common Stock in the aggregate amount of at least $20,000,000 or (ii) the acquisition of the Company by an entity that is traded on a stock exchange or the Nasdaq Stock Market.

11.          Special Tax Election.

The acquisition of Purchased Shares that are Unvested Shares as of the Effective Date of this Agreement may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b).  Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement.  Optionee will consult with his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such filing is desirable under the circumstances.  Optionee will also consult with his or her tax advisor to determine the tax consequences of acquiring the Purchased Shares and the advantages and disadvantages of filing the Code Section 83(b) election.  Optionee acknowledges that it is Optionee’s sole responsibility, and not the Company’s responsibility, to file a timely election under Code Section 83(b), even if Optionee requests the Company or its representatives to make this filing on his or her behalf.

12.          General Provisions.

(a)           Assignment.  The Company may assign the Repurchase Right and/or the First Refusal Right to any person or entity selected by the Plan Administrator, including (without limitation) one or more stockholders of the Company.

(b)           At-Will Employment.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service to the Company at any time for any reason, with or without cause.

(c)           Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature on the signature page to this Agreement.  All notices shall be deemed effective upon personal delivery or on the third day following deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

(d)           No Waiver.  The failure of the Company in any instance to exercise the Repurchase Right or the First Refusal Right shall not constitute a waiver of any other repurchase rights and/or rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and Optionee.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e)           Cancellation of Shares.  If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement).  Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Company shall be deemed the owner and holder of such shares, whether or not the stock certificates therefor have been delivered as required by this Agreement.

(f)            Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, excluding those laws that direct the application of the laws of another jurisdiction.

(g)           Arbitration.  Any and all disputes or controversies arising out of this Agreement shall be finally settled by arbitration conducted in Middlesex County, Massachusetts in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided that nothing in this Section 12(g) shall prevent a party from applying to a court of competent jurisdiction to obtain temporary relief pending resolution of the dispute through arbitration.  The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 12(c) shall be valid and sufficient.

(h)           Optionee Undertaking.  Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the provisions of this Agreement.

(i)            Construction.  The Plan is incorporated herein by reference.  In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

(j)            Counterparts and Facsimile Signatures.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature (including signatures in Adobe PDF or similar format).

(k)           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Optionee, Optionee’s permitted assigns and the legal representatives, heirs and legatees of Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(l)            Definitions.  All capitalized terms used in this Agreement shall have the meanings set forth in the Plan or as follows:

(i)            “Agreement” shall mean this Stock Purchase Agreement.

(ii)           “Disposition Notice” shall have the meaning assigned to such term in Section 10(b).

(iii)          “Effective Date” shall means the effective date of this Agreement as set forth in Section 2.

(iv)          “Exercise Price” shall mean the exercise price per share of the Purchased Shares set forth in Section 3.

(v)           “First Refusal Right” shall mean the right granted to the Company in accordance with Section 10.

(vi)          “Grant Date” shall mean the original grant date of the Option as set forth in Section 2 of the Grant Notice and Section 5 hereof.

(vii)         “Grant Notice” shall mean the Notice of Grant of Stock Option pursuant to which Optionee has been informed of the basic terms of the Option.

(viii)        “Market Stand-Off” shall mean the market stand-off restriction specified in Section 8(c).

(ix)          “1933 Act” shall mean the Securities Act of 1933, as amended.

(x)           “Option” shall have the meaning assigned to such term in Section 6(a).

(xi)          “Option Agreement” shall mean the Notice, the Plan and any other agreements or documents evidencing the Option.

(xii)         “Option Shares” shall mean the shares of Common Stock subject to the Option.

(xiii)        “Optionee” shall mean the person to whom the Option is granted under the Plan.

(xiv)        “Owner” shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a Permitted Transfer from Optionee.

(xv)         “Permitted Transfer” shall mean (i) a transfer of the Purchased Shares to one or more members of Optionee’s family (as defined in Rule 701 promulgated by the SEC) or to a trust established for the benefit of one or more family members or to Optionee’s former spouse pursuant to a domestic relations order, (ii) a transfer of title to the Purchased Shares effected pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

(xvi)        “Prior Purchase Agreement” shall have the meaning assigned to such term in Section 9(d).

(xvii)       “Purchased Shares” shall mean the number of shares of Common Stock purchased upon exercise of the Option pursuant to this Agreement as specified in Section 4.

(xviii)      “Recapitalization” shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock as a class without the Company’s receipt of consideration.

(xix)        “Reorganization” shall mean any of the following transactions:

(A)          a merger or consolidation in which the Company is not the surviving entity;

(B)          a sale, transfer or other disposition of all or substantially all of the Company’s assets;

(C)          a reverse merger in which the Company is the surviving entity but in which the Company’s outstanding voting securities are transferred in whole or in part to a person or persons different from the persons holding those securities immediately prior to the merger; or

(D)          any transaction effected primarily to change the state in which the Company is incorporated or to create a holding company structure.

(xx)         “Repurchase Price” shall mean the lower of (A) the Exercise Price per share or (B) the Fair Market Value per share of Common Stock on the date Optionee ceases to provide Service to the Company.

(xxi)        “Repurchase Right” shall have the meaning set forth in Section 9(a).

(xxii)       “SEC” shall mean the United States Securities and Exchange Commission.

(xxiii)      “Target Shares” shall have the meaning assigned to such term in Section 10(b).

(xxiv)     “Vesting Schedule” shall mean the vesting schedule specified in the Grant Notice.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the Effective Date.

CONFORMIS, INC. A Delaware corporation

By:

Name:

Title:

OPTIONEE

By:

Name:

Address:

Email:

Telephone:

Facsimile:

SPOUSAL CONSENT

Optionee’s spouse indicates by execution of this Stock Purchase Agreement such spouse’s consent to be bound by the terms thereof as to such spouse’s interests, whether as community property or otherwise, if any, in the Purchased Shares.

Optionee’s Spouse (if applicable)
[Please mark “N/A” if not applicable